                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A
                                Amendment No. 1

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 18, 1996


                          Sector Communications, Inc.
            (Exact name of registrant as specified in its charter)


                        Commission File Number: 0-22382


          Nevada                                       56-1051491
State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                    Identification No.)


             7601 Lewinsville Road, Suite 200, McLean, Va.  22102
                   (Address of principal executive offices)


                                (703) 761-1500
                         Registrant's telephone number

Item 1. Changes in Control of Registrant
        --------------------------------

On June 18, 1996, the Registrant completed a stock purchase and share exchange and related transactions (collectively the "Share Exchange") pursuant to a Stock Purchase and Exchange Agreement (the "Agreement") among the Registrant and the holders of all the capital stock of Global Communications Group, Inc. (the "Global Stockholders"). The Registrant acquired all of the issued and outstanding shares of capital stock of Global in exchange for the issuance by the Registrant of an aggregate of 17,000,000 shares of common stock, par value $0.001 per share of the Registrant ("Registrant Common Stock") to the Global Stockholders.

As a result of the completion of the Share Exchange, a change in the control of the Registrant has occurred. In connection with the Share Exchange, the Global Stockholders acquired the beneficial ownership of approximately 57% of the issued and outstanding shares of Registrant Common Stock. The amount of consideration paid by the Registrant in the Share Exchange was determined through arms-length negotiations between the Registrant and the Global Stockholders, based upon the business, financial condition, operations, management and prospects of the Registrant and Global Communications Group, Inc. ("Global").

Immediately prior to closing of the Agreement, the Registrant took the following actions:

(i) The Registrant amended its Amended and Restated Articles of Incorporation to make effective a one for 5.909635 reverse split of the shares of Registrant Common Stock issued and outstanding;

(ii) The Registrant amended its Amended and Restated Articles of Incorporation to change the name of the Registrant from Aurtex, Inc. to Sector Communications, Inc.

(iii) The Registrant declared a stock dividend of 1.25 shares of Registrant Common Stock for each post-split share of Registrant Common Stock.

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

By means of the Share Exchange, the Registrant acquired all of the issued and outstanding capital stock of Global on June 18, 1996. The manner of and consideration for the acquisition are described above in Item 1 of this Current Report on Form 8-K.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
             -------------------------------------------------------------------

(a)  Financial Statements of Business Acquired and Pro Forma Financial
     Information:

   (i) Sector Communications, Inc. Pro Forma Condensed Financial Statements for the year ended February 29, 1996.

   (ii) Global Communications Group, Inc. financial statements for the two years ended December 31, 1995 and 1994.


(b) Exhibits

Exhibit
Number  Description
------  -----------

 10.01 Stock Purchase and Exchange Agreement with Global Communications Group, Inc., Dated April 19, 1996. (Incorporated herein by reference to Exhibit
        10.10 of the Registrant's Form 10-KSB for the year ended February 29,
        1996).

 10.01 Amendment No. 1 to the Stock Purchase and Exchange Agreement with Global Communications Group, Inc., Dated April 19, 1996. (Incorporated herein by reference to Exhibit 10.11 of the Registrant's Form 10-KSB for the year ended February 29, 1996).

 10.02  Debt Repayment Agreement (Incorporated herein by reference to Exhibit
        10.12 of the Registrant's Form 10-KSB for the year ended February 29,
        1996).


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sector Communications, Inc.


/s/ Theodore J. Georgelas
-------------------------------------
Theodore J. Georgelas
President and Chief Executive Officer

Date: November 18, 1996

                          SECTOR COMMUNICATIONS, INC.
                        PRO FORMA FINANCIAL INFORMATION

On June 18, 1996, Sector Communications, Inc. (the "Company") acquired all the outstanding capital stock of Global Communications Group, Inc. ("Global")in exchange for 17,000,000 shares of its common stock to the shareholders of Global. For accounting purposes, the acquisition is being treated as a recapitalization of Sector Communications, Inc. with Global being treated as the acquiring entity in a reverse acquisition.

In anticipation of the above acquisition, on June 18, 1996, the Company amended its Amended and Restated Articles of Incorporation to make effective a one for
5.909635 reverse split of the shares of the Company's common stock issued and outstanding, amended its Amended and Restated Articles of Incorporation to change the name of the Company from Aurtex, Inc. to Sector Communications, Inc. and declared a stock dividend of 1.25 shares of Company common stock for each post-split share of Company common stock. Collectively, the impact of these two equity transactions was to effectuate a reverse stock split of one for each
2.6265 shares of the Company's common stock. All amounts per share, number of common shares and capital accounts in the pro forma financial statements have been restated to give retroactive effect to the reverse stock split and stock dividend.

The following unaudited pro forma combined balance sheet and statement of operations for the year ended February 29, 1996 gives effect to the combination of the Company and Global. The pro forma statement of operations assumes that the combination took place at the beginning of the period presented. The pro forma information has been prepared by the management of the Company based on the historical financial statements of Sector Communications, Inc. for the year ended February 29, 1996 included in the Company's February 29, 1996 annual report filed on Form 10-KSB and of Global Communications Group, Inc. ("Global") for the year ended December 31, 1995 filed herewith.

These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been effect on the dates indicated or which may be obtained in the future.

                          SECTOR COMMUNICATIONS, INC.
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF FEBRUARY 29, 1996

                                                             Pro Forma
                                 Sector        Global        Adjustment         Total
                              ------------  ------------  ----------------   -----------
ASSETS

Current Assets
  Cash                         $  345,177    $   96,927   $                  $   442,104
  Accounts Receivable                 -         214,768                          214,768
  Investments                     443,425           -       1,486,575 (2)      1,930,000
  Other Current Assets            119,390           821                          120,211
                               ----------    ----------                      -----------

Total Current Assets              907,992       312,516                        2,707,083
                               ----------    ----------                      -----------
Fixed and Other Assets
  Fixed Assets                    101,441     1,975,798                        2,077,239
  Accumulated Depreciation     (   38,773)   (  507,645)                       ( 546,418)
                               ----------    ----------                      -----------

  Net Book Value                   62,668     1,468,153                        1,530,821
  Capitalized Mining Claim
    Costs                       2,240,000           -                          2,240,000
                               ----------    ----------                      -----------

Total Fixed and Other Assets    2,302,668     1,468,153                        3,770,821
                               ----------    ----------                      -----------

Total Assets                   $3,210,660    $1,780,669                      $ 6,477,904
                               ==========    ==========                      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable             $  185,607    $  171,909   $                  $   357,516
 Disputed Accounts Payable            -         534,395                          534,395
 Due to Stockholders and
   Related Entities               100,047           -                            100,047
                               ----------    ----------                      -----------

Total Current Liabilities         285,654       706,304                          991,958

Loan Payable                          -       3,718,728                        3,718,728
                               ----------    ----------                      -----------

Total Liabilities                 285,654     4,425,032                        4,710,686
                               ----------    ----------                      -----------

Stockholders' Equity
  Preferred Stock                     -             -                                -
  Common Stock                      9,000 (1)       300        16,700 (3)         26,000
  Additional Paid in
    Capital                    12,502,591 (1)       -       1,486,575 (2)      4,385,881
                                                           (9,603,285)(3)
  Accumulated Deficit          (9,586,585)   (2,489,883)    9,586,585 (3)     (2,489,883)
  Cumulative Foreign Currency
    Translation Adjustment            -      (  154,780)                      (  154,780)
                               ----------    ----------                      -----------

Total Stockholders' Equity      2,925,006    (2,644,363)                       1,767,218
                               ----------    ----------                      -----------

Total Liabilities and
  Stockholders' Equity         $3,210,660    $1,780,669                      $ 6,477,904
                               ==========    ==========                      ===========

        See notes to unaudited pro forma condensed financial statements.

                          SECTOR COMMUNICATIONS, INC.
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 29, 1996

                                                              Pro Forma
                                  Sector         Global       Adjustment        Total
                                -----------   ------------   ------------   --------------
Sales                           $             $ 2,169,664    $                $ 2,169,664
                                -----------   -----------                     -----------

Cost of Sales
  Services and Fees                     -       1,439,633                       1,439,633
  Materials                             -          39,840                          39,840
  Depreciation                          -         381,120                         381,120
                                -----------   -----------                     -----------

Total Cost of Sales                     -       1,860,593                       1,860,593
                                -----------   -----------                     -----------

Gross Profit                            -         309,071                         309,071
                                -----------   -----------                     -----------

Aurtex Gold Assay System
 Development Costs                  359,319           -                           359,319
Gold Exploration Costs              522,981           -                           522,981
General and Administrative        1,192,498       983,754                       2,176,252
                                -----------   -----------                     -----------

Total Operating Costs             2,074,798       983,754                       3,058,522
                                -----------   -----------                     -----------

Loss From Operations             (2,074,798)   (  674,683)                     (2,749,481)
                                -----------   -----------                     -----------

Other Income (Expense)
  Equity in the Loss of
    Pangold SA                   (   15,922)          -                        (   15,922)
  Allowance for Write down
    of Notes Receivable          (  333,898)          -                        (  333,898)
  Interest Expense
   - Related Party               (    3,158)   (  348,643)                     (  351,801)
   - Other                              -      (      448)                     (      448)
  Interest and Other Income          52,904         7,623                          60,527
  Gain On Sale of Marketable
    Securities                      275,020           -                           275,020
  Exchange Gain                         -           1,640                           1,640
                                -----------   -----------                     -----------

Total Other Income or
 (Expense)                       (   25,054)   (  339,828)                     (  364,882)
                                -----------   -----------                     -----------

Net Loss                        $(2,099,852)  $(1,014,511)                    $(3,114,363)
                                ===========   ===========                     ===========

Net Loss Per Share                                                               $ 0.12
                                                                                 ======

Weighted Average Shares                                                        25,293,219
                                                                              ===========


        See notes to unaudited pro forma condensed financial statements.

                          SECTOR COMMUNICATIONS, INC.
          NOTES TO UNAUDITED PRO-FORMA CONDENSED FINANCIAL STATEMENTS

Note 1 - Common Stock

As previously described, effective June 18, 1996, the Company effectuated a reverse split of its Common Stock, one share for each 5.909635 shares of outstanding on that date. Immediately after the reverse stock split the Company issued a stock dividend of 1.25 shares for each post-split share. The effect on the Company's February 28, 1996 capital structure was as follows:

Shares of common stock issued and
  outstanding on February 29, 1996                23,638,540
Impact on outstanding shares of reverse
  stock split                                    (19,638,540)
Impact of stock dividend                           5,000,000
                                                 ------------
Restated shares of common stock issued and
  outstanding on February 29, 1996                 9,000,000
                                                 ============

Note 2 - Investment

In connection with the acquisition of Global by the Company, the recorded amount of the Company's investment in Northfield Minerals, Inc. common stock was increased by $1,486,575 to reflect this asset's fair market value. This increase was based on the price received by the Company in the investments subsequent sale.

Note 3 - Acquisition of Global

The equity section of Sector's proforma condensed balance sheet, as required by purchase accounting in a reverse acquisition, reflects the par value of Sector's (the legal acquirer) outstanding equity securities, as adjusted for the reverse stock split and stock dividend described in Note 1, and the accumulated deficit of Global (the accounting acquirer). The remaining amount, totaling $9,603,285, after purchase price adjustments and adjustments to Global's common stock, as shown in the following table, was charged against additional paid in capital.

Par value of the shares of Sector common stock
  issued to the Global shareholders             $(    17,000)
Elimination of Global's stated capital                   300
Elimination of Sector's accumulated deficit      ( 9,586,585)
                                                 ------------

Net adjustment to additional paid in capital    $  9,603,285
                                                 ============

Note 4 - Earnings Per Share

Pro-forma earnings per common share is computed using the number of common shares outstanding after adjustment for shares issued for the acquisition of Global as though all shares issued had been outstanding for the entire period presented.

                       GLOBAL COMMUNICATIONS GROUP, INC.

                              FINANCIAL STATEMENT

                           DECEMBER 31, 1995 AND 1994

     [LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C. APPEARS HERE]



                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS
GLOBAL COMMUNICATIONS GROUP, INC:

We have audited the accompanying balance sheet of Global Communications Group, Inc. as of December 31, 1995 and 1994 and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Communications Group, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has at various times been prevented from continuing its business. The Company is also currently operating in a highly inflationary economy. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                       /s/ Merdinger, Fruchter, Rosen & Corso P.C.

                       MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                       Certified Public Accountants

Los Angeles, California
May 17, 1996
October 22, 1996 as to
Note 3, Note 10 and Note 11

                       GLOBAL COMMUNICATIONS GROUP, INC.
                                 BALANCE SHEET
                                  DECEMBER 31,


                                                      1995          1994
                                                  ------------  ------------
     ASSETS
CURRENT ASSETS
Cash                                              $    96,927   $   167,962
Accounts Receivable                                   214,768       161,676
Other Current Assets                                      821             -
                                                  -----------   -----------

  Total Current Assets                                312,516       329,638
                                                  -----------   -----------

Fixed Assets                                        1,975,798     1,989,650
Accumulated Depreciation                           (  507,645)   (  156,129)
                                                  -----------   -----------

  Net Book Value                                    1,468,153     1,833,521
                                                  -----------   -----------

  Total Assets                                    $ 1,780,669   $ 2,163,159
                                                  ===========   ===========

     LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts Payable                                  $   167,375   $   246,144
Accounts Payable in Dispute                           534,395             -
Taxes Payable                                           4,534        28,539
Other Payables                                              -        22,155
                                                  -----------   -----------

  Total Current Liabilities                           706,304       296,838

NON-CURRENT LIABILITIES
Loan Payable (Including Accrued Interest)           3,718,728     3,270,085
                                                  -----------   -----------

  Total Liabilities                                 4,425,032     3,566,923
                                                  -----------   -----------

STOCKHOLDERS' DEFICIT
Common Stock, No Par Value; 2000 Shares
 Authorized, 200 Shares Issued and Outstanding            300           300
Retained Deficit                                   (2,489,883)   (1,475,372)
Cumulative Foreign Currency Translation
 Adjustment                                        (  154,780)       71,308
                                                  -----------   -----------

  Total Stockholders' Deficit                      (2,644,363)   (1,403,764)
                                                  -----------   -----------

  Total Liabilities and Stockholders' Deficit     $ 1,780,669   $ 2,163,159
                                                  ===========   ===========

The accompanying notes are an integral part of the financial statements.

                       GLOBAL COMMUNICATIONS GROUP, INC.
                            STATEMENT OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                      1995            1994
                                                  ------------     ------------
SALES                                              $ 2,169,664      $   450,977
                                                   -----------      -----------

COST OF SALES
  Services and Fees                                  1,439,633                -
  Materials                                             39,840            3,569
  Depreciation                                         381,120          156,129
                                                   -----------      -----------

    Total                                            1,860,593          159,698
                                                   -----------      -----------

Gross Profit                                           309,071          291,279

General and Administrative Expenses                    983,754          650,856
                                                   -----------      -----------

(Loss) from Operations                              (  674,683)      (  359,577)
                                                   -----------      -----------

OTHER INCOME OR (EXPENSE)
  Interest Income                                        5,911              383
  Interest (Expense)                                (  349,091)      (  123,539)
  Other                                                  1,712              729
  Exchange Gain                                          1,640                -
  Development Stage Costs                                    -       (  979,738)
                                                   -----------      -----------

    Total Other Income (Expense)                    (  339,828)      (1,102,165)
                                                   -----------      -----------

    Net (Loss)                                     $(1,014,511)     $(1,461,742)
                                                   ===========      ===========



The accompanying notes are an integral part of the financial statements.

                       GLOBAL COMMUNICATIONS GROUP, INC.
                            STATEMENT OF CASH FLOWS
                       FOR THE YEARS ENDED DECEMBER 31,

                                                      1995             1994
                                                  ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (Loss)                                      $( 1,014,511)    $ (1,461,742)
  Adjustments to Reconcile Net Loss to
   Net Cash Provided By Operating Activities:
    Depreciation and Amortization                      381,120          156,129
    (Increase) Decrease in Assets
      Accounts Receivable                         (     55,839)     (   164,495)
      Other Current Assets                        (        865)               -
    Increase (Decrease) in Liabilities
      Accounts Payable                                 497,056          250,843
      Accrued Interest                                 348,643          188,497
      Taxes Payable                               (     23,289)          29,037
      Other Payables                              (     21,786)           6,747
                                                  ------------     ------------

    Net Cash Provided (Used) By Operating
     Activities                                        110,529      (   994,984)
                                                  ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Fixed Assets                     (    124,381)     ( 2,024,344)
                                                  ------------     ------------

    Net Cash (Used) By Investing Activities       (    124,381)     ( 2,024,344)
                                                  ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds of Loan                                     100,000        3,081,588
                                                  ------------     ------------

    Net Cash Provided By Financing Activities          100,000        3,081,588
                                                  ------------     ------------

Effect of Exchange Rate Changes on Cash            (   157,183)         103,237
                                                  ------------     ------------

NET (DECREASE) INCREASE IN CASH                    (    71,035)         165,497

CASH - JANUARY 1,                                      167,962            2,465
                                                  ------------     ------------

CASH - DECEMBER 31,                               $     96,927     $    167,962
                                                  ============     ============

SUPPLEMENTAL CASH FLOW INFORMATION:

CASH PAID DURING THE YEAR FOR:
  Interest                                        $        447     $      1,393
                                                  ============     ============
  Income Taxes                                    $          -     $          -
                                                  ============     ============

The accompanying notes are an integral part of the financial statements.

                       GLOBAL COMMUNICATIONS GROUP, INC.
                         STATEMENT OF RETAINED DEFICIT
                       FOR THE YEARS ENDED DECEMBER 31,

                                                       1995           1994
                                                    ----------     ----------

Retained Deficit - January 1,                      $(1,475,372)   $(   13,630)

Net (Loss)                                          (1,014,511)    (1,461,742)
                                                   -----------    -----------

Retained Deficit - December 31,                    $(2,489,883)   $(1,475,372)
                                                   ===========    ===========









The accompanying notes are an integral part of the financial statements.

                       GLOBAL COMMUNICATIONS GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       a.     History and Combination
              -----------------------
              The financial statements include the accounts of the Company's Texas facility and its Bulgarian Representative Office. The Representative Office is the Operational office. All material interoffice balances and transactions have been eliminated.

              The Company was incorporated in the State of Texas August, 1993. Its primary purpose is to be the sole provider, in conjunction with the Bulgarian Telecommunications Company, Ltd., of a closed private international long distance telephone network for the hotel industry in Bulgaria. Additional agreements have allowed the Company to offer similar services to the banks and embassies in Bulgaria. Operations commenced August 1, 1994.

       b.     Foreign Currency Translation
              ----------------------------
              The accounts of the Company's foreign branch are translated from Bulgarian Leva into U.S. Dollars for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the year. The gains or losses, net of applicable deferred taxes, resulting from such translations are included in stockholders' equity. Gains or losses resulting from foreign currency transactions are included in "Other Income".

       c.     Property and Equipment
              ----------------------
              Property and equipment are stated at cost and capitalized. Expenditures for maintenance, repairs and renewals are charged to expense. The cost and accumulated depreciation of assets retired, sold or otherwise disposed of are eliminated from the accounts and resulting gains or losses, if any, are reflected through the statement of income.

              Depreciation is computed over the estimated useful lives using the straight-line method.

              Estimated useful lives are as follows:
              Furniture and Fixtures                     4 years
              Equipment, Vehicles and Other              5 years
              Fibre Network                             20 years

                       GLOBAL COMMUNICATIONS GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

       d.     Income Taxes
              ------------
              Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards
              (SFAS) No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax bases.

       e.     Accounts Receivable
              -------------------
              The Company bills its customers in U.S. dollars and accounts receivable determined to be uncollectible have been written off to expense.

       f.     Use of Estimates
              ----------------
              The preparation of the Company's financial statements in conformity with generally accepted accounting standards required the Company's management to make estimates and assumptions that affect the amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       g.     Impact of Recently Issued Accounting Standards
              ----------------------------------------------
              In March 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Impairment of Long-Lived Assets" ("FAS 121"). This standard is effective for year beginning after December 15, 1995 and would change the method of determining impairment of long-lived assets. Although the Company has not performed a detailed analysis of the impact of this new standard on the Company's financial statements, the Company does not believe that adoption of the new standard will have a material effect on the financial statements.


NOTE 2 -      FIXED ASSETS

              Fixed assets consisted of the following at December 31, 1994 and 1995

                                                      1995             1994
                                                  ------------     ------------
              Fibre Network                         $  157,838       $  169,049
              Equipment                              1,682,249        1,721,361
              Furniture and Fixtures                    45,643           45,224
              Vehicles and Other                        90,068           54,016
                                                    ----------       ----------
                                                     1,975,798        1,989,650
              Less: Accumulated Depreciation       (   507,645)     (   156,129)
                                                    ----------       ----------
                                                    $1,468,153       $1,833,521
                                                    ==========       ==========

                                     - 7 -

                       GLOBAL COMMUNICATIONS GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 3 -      LOAN PAYABLE

              Financing for the development of the telecommunications network and start-up operations was provided by a financing agreement and promissory note between the Company and a privately held company
              (PHC) dated January 31, 1994 and amended August 15, 1994. The note, as amended, provides for a line of credit to the Company in the maximum principal sum of $3,200,000. The outstanding principal balance bears interest at an adjustable rate equal to two hundred basis points plus the prime rate as reported by the Wall Street Journal. Such rate is adjusted on the first business day each month according to the prime rate prevailing on the last day of the immediately preceding week. The maturity date of the note is January 31, 1996. Interest is due on the maturity date.

              The note provides for payment to PHC of 80% of any and all earnings of the Company before interest, depreciation and amortization (EBIDA) which shall be applied first to any expense owing from the Company to PHC; then to payment of accrual and unpaid interest; and then to payment of principal.

              Notwithstanding the above, the Company shall pay to PHC the entire remaining principal balance of the note, plus accrued but unpaid interest on the earlier of:

                  a) January 31, 1996; or
                  b) The date the entire indebtedness is accelerated upon the occurrence of a default under the note.

              The note is secured by all the Company's assets including without limitation: i) all inventory; ii) all accounts, contract rights and general intangibles; iii) all machinery, equipment, fixtures, vehicles, furniture, tools, books and records (including customer lists and computer programs); and iv) an assignment of all rights to the following agreements: 1) Memorandum of Understanding, dated September 21, 1993 between the Company and the Bulgarian Telecommunications Company, Ltd. (BTC), 2) International Service Agreement, dated December 28, 1993 between the Company and BTC, and 3) International Service Agreement dated December 28, 1993 between the Company and IDB Worldcom, a unit of IDB Communications Group, Inc.

              At December 31, 1995 and 1994, the loan payable amount is comprised of the following:

                                                       1995             1994
                                                   -----------      -----------
              Principal                             $3,181,588       $3,081,588
              Accrued Interest                         537,140          188,497
                                                    ----------       ----------
                Total                               $3,718,728       $3,270,085
                                                    ==========       ==========

                                     - 8 -

                       GLOBAL COMMUNICATIONS GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 3 -      LOAN PAYABLE (continued)

              As further described in Note 11, Subsequent Events, the Company has entered into a Stock Purchase and Exchange Agreement (the "Agreement"). Pursuant to the Agreement, the acquiring company, Sector Communications, Inc. ("Sector"), agreed to assume and pay in full the debt to PHC, which shall be due and payable in full three years from the closing date under the Agreement. PHC has agreed the debt may be repaid in full at any time on or prior to the maturity date by the issuance to PHC of three million shares of fully paid and non-assessable shares of Common Stock of Sector.

              Subsequent to the balance sheet date, the Company and PHC are under common control.

NOTE 4 -      INCOME TAXES

              At December 31, 1995, the Company had net carryforward losses in excess of 2.4 million dollars. A valuation allowance equal to the tax benefit for deferred taxes has been established due to the uncertainty of realizing the benefit of the tax carryforward.

              Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 1995 and 1994 are as follows:

                                                        1995            1994
                                                     ----------      ----------
              Deferred Tax Assets
                   Loss Carryforwards                $  846,560      $  501,626
                   Foreign Currency Translation
                      Adjustment                         52,625               -
                                                     ----------      ----------
                                                        899,185         501,626

              Deferred Tax Liabilities
                   Foreign Currency Translation
                      Adjustment                              -      (   24,245)
                                                     ----------      ----------
                                                        899,185         477,381
              Less: Valuation Allowance               ( 899,185)      ( 477,381)
                                                     ----------      ----------

              Net Deferred Tax Assets                $        -      $        -
                                                     ==========      ==========

                       GLOBAL COMMUNICATIONS GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 4 -      INCOME TAXES (continued)

              Net operating loss carryforwards expire as follows:
              2008                              $   13,630
              2009                               1,461,742
              2010                               1,014,511
                                                ----------
                                                $2,489,883
                                                ==========

NOTE 5 -      ACCOUNTS PAYABLE IN DISPUTE

              The Company has disputed a significant portion of its accounts payable to a major vendor. The Company feels that it has been overbilled for services provided. It is management's opinion that the Company will prevail in this matter.

NOTE 6 -      DEVELOPMENT STAGE COSTS

              Prior to August 1, 1994, the Company was considered to be in the development stage. Substantially, all of its efforts were expended to establish a new business and operations had not commenced. For the period January 1 through July 31, 1994, expenses incurred in developing the new business totaled $979,738 and have been shown separately in the 1994 income statement as "Developing Stage Costs". Cumulative development costs from inception through August 31, 1994 totaled $993,368.

NOTE 7 -      FOREIGN CURRENCY TRANSLATION

              Net exchange gains or losses resulting from the translation of assets and liabilities of the foreign representative office are accumulated in a separate section of stockholders' equity titled "Cumulative Foreign Currency Translation Adjustments".

              An analysis of this account is as follows:

                                                       1995             1994
                                                     --------         --------
              Balance at Beginning of Year         $   71,308       $        -
              Translation Adjustments                (226,088)          71,308
              Related Income Tax Effect (net
               of valuation allowance)                      -                -
                                                    ---------         --------

              Balance at End of Year                $(154,780)        $ 71,308
                                                    =========          =======

                                     - 10 -

                       GLOBAL COMMUNICATIONS GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 8 -      FOREIGN OPERATIONS

              As described in Note 1, substantially all of the Company's operations take place in the country of Bulgaria and substantially all of its identifiable assets are located in Bulgaria.

NOTE 9 -      CONCENTRATION OF SALES

              Three of the Company's customers each accounted for more than 10% of the Company's total revenue. Sales to these customers during 1995 and 1994 aggregated $1,185,503 and $271,577, respectively. At December 31, 1995 and 1994, amounts due from those customers included in trade accounts receivable were $88,479 and $87,910, respectively.

NOTE 10 -     COMMITMENTS AND CONTINGENCIES

         a)   Operating Agreement with Bulgarian Telecommunications Company,
              --------------------------------------------------------------
              Ltd.
              ----
              The operating agreement with BTC, signed January 24, 1994, was unilaterally and without prior notice declared terminated by BTC on July 8, 1996. BTC then disconnected the Global digital link to international carrier services, thus suspending the carrier services provided by the Company to the hotel and resort industry, although the Company is still receiving revenue from some of its customers on non-carrier based shared revenue agreements.

              The Company believes that the alleged termination of the agreement is invalid and in violation of the agreement with BTC. The essence of the dispute which has resulted in the termination of the agreement, and disconnection of the link to BTC, concerns payment and respective service obligations connected with the agreement. The agreement provides for a dispute settlement mechanism based on the following:

              (i) as a first step, on a mutual commitment to deploy efforts in good faith negotiations toward a friendly settlement, and failing settlement,

              (ii) to entitle each party to have recourse to international arbitration within the framework of the International Chamber of Commerce.

              The Company has elected at this time to employ good faith negotiations to settle the dispute. In that regard, it has offered to make a payment to BTC on account for any undisputed tariffs and fees and is attempting to negotiate a resumption of service and/or a new agreement. However, there is no assurance that the new agreement will be signed and service reconnected.

                       GLOBAL COMMUNICATIONS GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 10 -     COMMITMENTS AND CONTINGENCIES (continued)

         b)   Highly Inflationary Economy
              ---------------------------

              Subsequent to the balance sheet date, the economy of Bulgaria has been in a highly inflationary period. The Company has thus been finding it difficult to collect current receivables from certain of its customers. The Company intends to aggressively pursue collection of its receivables to maintain adequate working capital.

         c) The Company has entered into a lease for office space expiring April 1, 2001. Future minimum lease payments are as follows:

              1996                                       $ 33,600
              1997                                         33,600
              1998                                         33,600
              1999                                         33,600
              2000                                         33,600
              2001                                          8,400
                                                         --------
                                                         $176,400
                                                         ========

NOTE 11 -     RELATED PARTY

              Subsequent to the balance sheet date, the Company and the privately held Company referred to in Note 3 (Loan Payable) are under common control.

NOTE 12 -     SUBSEQUENT EVENTS

              On April 19, 1996, the Company entered into a Stock Purchase and Exchange Agreement (the "Agreement") along with the Company's shareholders (the "Shareholders") and Sector Communications, Inc. ("Sector").

              Pursuant to the Agreement, Sector exchanged shares of its common stock for the shares of the Company's common stock held by the Shareholders. The Company has become a subsidiary of Sector. Subsequent to the exchange of shares, the majority of the shares of Sector are held by the former shareholders of the Company.

              In connection with the above Agreement, the Company, Sector and the privately held company ("PHC") referred to in Note 3 have entered into a Debt Repayment Agreement covering the promissory note between the Company and PHC, as described in Note 3. This debt repayment agreement provides for Sector to assume and pay in full the debt to PHC, which shall be due and payable in full three years from the closing date of the Stock Purchase Agreement. PHC has agreed that the debt may be repaid in full at any time on or prior to the maturity date by the issuance to PHC of three million shares of common stock of Sector. The number of shares of Sector common stock to be issued to PHC shall be subject to equitable adjustment in the event of any future stock split, or the like, with respect to the common stock of Sector.

                                      - 12 -

                                                                              20